Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2022 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.225 PER SHARE

ARLINGTON, Texas (Business Wire) - July 21, 2022

Fiscal 2022 Third Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 53% to $4.67
•Net income attributable to D.R. Horton increased 48% to $1.6 billion
•Consolidated revenues increased 21% to $8.8 billion
•Consolidated pre-tax income increased 54% to $2.2 billion
•Consolidated pre-tax profit margin improved 540 basis points to 24.8%
•Home sales revenues increased 18% to $8.3 billion on 21,308 homes closed
•Net sales orders increased 8% in value to $6.9 billion on 16,693 homes sold
•Repurchased 4.7 million shares of common stock for $310.0 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its third fiscal quarter ended June 30, 2022 increased 53% to $4.67 per diluted share compared to $3.06 per diluted share in the same quarter of fiscal 2021. Net income attributable to D.R. Horton in the third quarter of fiscal 2022 increased 48% to $1.6 billion compared to $1.1 billion in the same quarter of fiscal 2021. Homebuilding revenue for the third quarter of fiscal 2022 increased 18% to $8.3 billion from $7.0 billion in the same quarter of fiscal 2021. Homes closed in the quarter decreased 1% to 21,308 homes compared to 21,588 homes closed in the same quarter of fiscal 2021.

For the nine months ended June 30, 2022, net income per common share attributable to D.R. Horton increased 53% to $11.85 per diluted share compared to $7.73 per diluted share in the same period of fiscal 2021. Net income attributable to D.R. Horton for the nine months ended June 30, 2022 increased 49% to $4.2 billion compared to $2.8 billion in the same period of fiscal 2021. Homebuilding revenue for the first nine months of fiscal 2022 increased 19% to $22.5 billion from $18.9 billion in the same period of fiscal 2021. Homes closed in the first nine months of fiscal 2022 decreased 1% to 59,532 homes compared to 60,028 homes closed in the same period of fiscal 2021.

Net sales orders for the third quarter ended June 30, 2022 decreased 7% to 16,693 homes and increased 8% in value to $6.9 billion compared to 17,952 homes and $6.4 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2022 was 24% compared to 17% in the prior year quarter. Net sales orders for the first nine months of fiscal 2022 decreased 4% to 62,555 homes and increased 15% in value to $24.9 billion compared to 65,429 homes and $21.7 billion in the same period of fiscal 2021. The Company's sales order backlog of homes under contract at June 30, 2022 decreased 9% to 29,244 homes and increased 8% in value to $11.9 billion compared to 32,209 homes and $11.0 billion at June 30, 2021.

At June 30, 2022, the Company had 56,400 homes in inventory, of which 27,200 were unsold. 1,400 of the Company’s unsold homes at June 30, 2022 were completed. The Company’s homebuilding land and lot portfolio totaled 598,200 lots at the end of the quarter, of which 22% were owned and 78% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 35.1% for the trailing twelve months ended June 30, 2022, and homebuilding return on inventory (ROI) was 41.7% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the third quarter with $1.2 billion of unrestricted homebuilding cash and $1.6 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $2.8 billion. Homebuilding debt at June 30, 2022 totaled $3.7 billion, which includes $350 million of senior notes that mature in September 2022. The Company’s homebuilding debt to total capital ratio at June 30, 2022 was 17.0%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered strong results in the third fiscal quarter of 2022, highlighted by EPS increasing 53% to $4.67 per diluted share. Our consolidated pre-tax income increased 54% to $2.2 billion on a 21% increase in revenues to $8.8 billion and a 540 basis point increase in our pre-tax profit margin to 24.8%. These results reflect our experienced teams and production capabilities, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“During the first half of fiscal 2022 and most of our third quarter, housing market conditions remained strong. During the quarter, we were still selling homes later in the construction cycle to better ensure the certainty of the home close date for our homebuyers as we continued working to stabilize our construction cycle times. In June, we began to see a moderation in housing demand as mortgage interest rates increased substantially and inflationary pressures remained elevated. Although these pressures may persist for some time, we believe we are well-positioned to meet changing market conditions with our affordable product offerings and lot supply and our strong trade and supplier relationships.

“The strength of our balance sheet, liquidity and low leverage provide us significant financial flexibility, and we are managing our homes in inventory to maximize returns and improve capital efficiency in each of our communities while continuing to increase market share. We plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on the Company’s results for the first nine months of fiscal 2022, expected completion dates of homes under construction and current market conditions, D.R. Horton is updating its fiscal 2022 guidance as follows:
•Consolidated revenues in a range from $33.8 billion to $34.6 billion
•Homes closed between 83,000 and 85,000 homes
The Company plans to also provide guidance for its fourth quarter of fiscal 2022 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the third quarter ended June 30, 2022, Forestar sold 3,473 lots and generated $308.5 million of revenue compared to 3,858 lots and $312.9 million of revenue in the prior year quarter. For the nine months ended June 30, 2022, Forestar sold 13,777 lots and generated $1.1 billion of revenue compared to 11,013 lots and $907.1 million of revenue in the prior year nine month period. Forestar’s pre-tax income in the third quarter of fiscal 2022 increased 150% to $52.7 million with a pre-tax profit margin of 17.1% compared to $21.1 million of pre-tax income and a 6.7% pre-tax profit margin in the same quarter of fiscal 2021. For the nine months ended June 30, 2022, Forestar’s pre-tax income increased 93% to $169.4 million with a pre-tax profit margin of 14.9% compared to $87.9 million of pre-tax income and a 9.7% pre-tax profit margin in the same period of fiscal 2021.

Financial Services
For the third quarter ended June 30, 2022, financial services revenues increased 35% to $254.3 million compared to $188.7 million in the same quarter of fiscal 2021. Financial services pre-tax income increased 83% to $128.3 million with a pre-tax profit margin of 50.5% compared to $70.3 million of pre-tax income and a 37.3% pre-tax profit margin in the prior year quarter. For the nine months ended June 30, 2022, financial services revenues increased 10% to $660.8 million compared to $601.1 million. Financial services pre-tax income increased 10% to $288.2 million compared to $262.1 million in the prior year nine month period, with a pre-tax profit margin of 43.6% in both periods.

Rental Operations
The Company's rental operations generated $42.6 million of pre-tax income on revenues of $109.7 million in the third quarter of fiscal 2022 compared to $9.9 million of pre-tax income on revenues of $23.1 million in the same quarter of fiscal 2021. For the nine months ended June 30, 2022, rental operations pre-tax income was $215.1 million on revenues of $489.1 million.

During the third quarter of fiscal 2022, the Company sold one multi-family rental property (298 total units) for $69.3 million. There were no sales of multi-family rental properties during the prior year quarter. During the nine months ended June 30, 2022, the Company sold three multi-family rental properties (775 total units) for $195.5 million. At June 30, 2022, the consolidated balance sheet included $692.0 million of inventory related to 21 multi-family rental properties. These properties represent 6,110 multi-family units, including 5,810 units under active construction and 300 completed units.

During the third quarter of fiscal 2022, the Company sold one single-family rental property (84 total homes) for $39.5 million compared to one property (69 total homes) sold for $23.1 million in the prior year quarter. During the nine months ended June 30, 2022, the Company sold six single-family rental properties (678 total homes) for $292.7 million. At June 30, 2022, the consolidated balance sheet included $1.3 billion of inventory related to 115 single-family rental communities. These communities include 7,710 homes and finished lots, of which 2,390 homes were completed, and 4,340 lots that were unimproved or under development.

The Company's multi-family and single-family rental sales and inventories are reported in its rental segment and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Reclassifications
During the fourth quarter of fiscal 2021, the Company combined its single-family rental operations and its multi-family rental operations into a new rental reporting segment and realigned the aggregation of its homebuilding operating segments into six new geographic reporting regions. Segment information reported in prior year periods has been reclassified to conform to the fiscal 2022 presentation.

Dividends
During the third quarter of fiscal 2022, the Company paid cash dividends of $79.2 million, for a total of $238.4 million of dividends paid during the nine months ended June 30, 2022. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.225 per common share that is payable on August 11, 2022 to stockholders of record on August 4, 2022.

Share Repurchases
The Company repurchased 4.7 million shares of common stock for $310.0 million during the third quarter of fiscal 2022, for a total of 10.5 million shares repurchased for $854.2 million during the nine months ended June 30, 2022. The Company’s remaining stock repurchase authorization at June 30, 2022 was $690.0 million.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, July 21) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 239579), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 105 markets in 33 states across the United States and closed 81,469 homes in the twelve-month period ended June 30, 2022. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices generally ranging from $200,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we believe we are well-positioned to meet changing market conditions with our affordable product offerings and lot supply and our strong trade and supplier relationships; the strength of our balance sheet, liquidity and low leverage provide us significant financial flexibility, and we are managing our homes in inventory to maximize returns and improve capital efficiency in each of our communities while continuing to increase market share; and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2022	September 30, 2021
	(In millions)
ASSETS
Cash and cash equivalents	$1,655.7	$3,210.4
Restricted cash	28.6	26.8
Total cash, cash equivalents and restricted cash	1,684.3	3,237.2
Inventories:
Construction in progress and finished homes	10,803.1	7,739.2
Residential land and lots — developed, under development, held for development and held for sale	8,944.8	7,918.1
Rental properties	1,951.0	821.8
Total inventory	21,698.9	16,479.1
Mortgage loans held for sale	2,082.5	2,027.3
Deferred income taxes, net of valuation allowance of $20.3 million and $4.2 million at June 30, 2022 and September 30, 2021, respectively	157.4	155.3
Property and equipment, net	481.3	392.9
Other assets	2,602.0	1,560.6
Goodwill	163.5	163.5
Total assets	$28,869.9	$24,015.9
LIABILITIES
Accounts payable	$1,507.3	$1,177.0
Accrued expenses and other liabilities	2,951.9	2,210.3
Notes payable	5,975.2	5,412.4
Total liabilities	10,434.4	8,799.7
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 399,040,704 shares issued and 347,377,037 shares outstanding at June 30, 2022 and 397,190,100 shares issued and 356,015,843 shares outstanding at September 30, 2021	4.0	4.0
Additional paid-in capital	3,317.7	3,274.8
Retained earnings	17,631.6	13,644.3
Treasury stock, 51,663,667 shares and 41,174,257 shares at June 30, 2022 and September 30, 2021, respectively, at cost	(2,890.8)	(2,036.6)
Stockholders’ equity	18,062.5	14,886.5
Noncontrolling interests	373.0	329.7
Total equity	18,435.5	15,216.2
Total liabilities and equity	$28,869.9	$24,015.9

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
	(In millions, except per share data)
Revenues	$8,788.1	$7,284.6	$23,840.6	$19,664.9
Cost of sales	5,879.3	5,212.6	16,214.9	14,196.0
Selling, general and administrative expense	740.6	655.7	2,101.6	1,863.2
Gain on sale of assets	—	—	—	(14.0)
Loss on extinguishment of debt	—	18.1	—	18.1
Other (income) expense	(15.1)	(17.4)	(39.8)	(28.2)
Income before income taxes	2,183.3	1,415.6	5,563.9	3,629.8
Income tax expense	524.0	299.1	1,316.5	784.1
Net income	1,659.3	1,116.5	4,247.4	2,845.7
Net income attributable to noncontrolling interests	11.5	1.0	21.7	8.9
Net income attributable to D.R. Horton, Inc.	$1,647.8	$1,115.5	$4,225.7	$2,836.8

Basic net income per common share attributable to D.R. Horton, Inc.	$4.70	$3.10	$11.96	$7.83
Weighted average number of common shares	350.8	359.7	353.3	362.2

Diluted net income per common share attributable to D.R. Horton, Inc.	$4.67	$3.06	$11.85	$7.73
Adjusted weighted average number of common shares	353.1	364.0	356.5	367.1

Other Consolidated Financial Data
Interest charged to cost of sales	$35.4	$35.4	$103.4	$102.8
Depreciation and amortization	$20.9	$19.5	$60.2	$63.6
Interest incurred	$40.0	$37.7	$113.6	$116.0

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2022	2021
	(In millions)
OPERATING ACTIVITIES
Net income	$4,247.4	$2,845.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	60.2	63.6
Stock-based compensation expense	79.4	69.7
Deferred income taxes	14.3	(2.1)
Inventory and land option charges	30.6	17.6
Gain on sale of assets	—	(14.0)
Loss on extinguishment of debt	—	18.1
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(3,063.9)	(1,739.7)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,005.1)	(1,349.8)
Increase in rental properties	(1,129.6)	(196.0)
Increase in other assets	(777.3)	(368.2)
Increase in mortgage loans held for sale	(55.2)	(115.1)
Increase in accounts payable, accrued expenses and other liabilities	1,036.4	735.7
Net cash used in operating activities	(562.8)	(34.5)
INVESTING ACTIVITIES
Expenditures for property and equipment	(108.0)	(46.0)
Proceeds from sale of assets	—	37.6
Expenditures related to rental properties	—	(173.9)
Payments related to business acquisitions, net of cash acquired	(271.5)	(24.4)
Other investing activities	6.6	(0.2)
Net cash used in investing activities	(372.9)	(206.9)
FINANCING ACTIVITIES
Proceeds from notes payable	2,625.0	914.1
Repayment of notes payable	(2,051.2)	(792.8)
Payments on mortgage repurchase facility, net	(88.9)	(39.0)
Proceeds from stock associated with certain employee benefit plans	26.9	15.5
Cash paid for shares withheld for taxes	(61.8)	(78.5)
Cash dividends paid	(238.4)	(217.7)
Repurchases of common stock	(859.7)	(661.4)
Net proceeds from issuance of Forestar common stock	1.7	32.6
Net other financing activities	29.2	(2.4)
Net cash used in financing activities	(617.2)	(829.6)
Net decrease in cash, cash equivalents and restricted cash	(1,552.9)	(1,071.0)
Cash, cash equivalents and restricted cash at beginning of period	3,237.2	3,040.1
Cash, cash equivalents and restricted cash at end of period	$1,684.3	$1,969.1

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	June 30, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,207.2	$146.3	$126.3	$133.9	$42.0	$1,655.7
Restricted cash	16.2	—	11.5	0.9	—	28.6
Inventories:
Construction in progress and finished homes	10,974.0	—	—	—	(170.9)	10,803.1
Residential land and lots	6,962.9	2,054.3	—	—	(72.4)	8,944.8
Rental properties	—	—	—	1,976.2	(25.2)	1,951.0
	17,936.9	2,054.3	—	1,976.2	(268.5)	21,698.9
Mortgage loans held for sale	—	—	2,082.5	—	—	2,082.5
Deferred income taxes, net	145.3	—	—	—	12.1	157.4
Property and equipment, net	346.2	5.5	4.0	1.6	124.0	481.3
Other assets	2,113.5	61.7	256.7	18.3	151.8	2,602.0
Goodwill	134.3	—	—	—	29.2	163.5
	$21,899.6	$2,267.8	$2,481.0	$2,130.9	$90.6	$28,869.9
Liabilities
Accounts payable	$1,308.4	$63.8	$—	$212.2	$(77.1)	$1,507.3
Accrued expenses and other liabilities	2,530.4	350.5	223.1	12.1	(164.2)	2,951.9
Notes payable	3,688.9	705.6	1,405.7	175.0	—	5,975.2
	$7,527.7	$1,119.9	$1,628.8	$399.3	$(241.3)	$10,434.4

	September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,950.1	$153.6	$79.0	$16.8	$10.9	$3,210.4
Restricted cash	8.4	—	18.0	0.4	—	26.8
Inventories:
Construction in progress and finished homes	7,848.0	—	—	—	(108.8)	7,739.2
Residential land and lots	6,059.8	1,905.2	—	—	(46.9)	7,918.1
Rental properties	—	—	—	840.9	(19.1)	821.8
	13,907.8	1,905.2	—	840.9	(174.8)	16,479.1
Mortgage loans held for sale	—	—	2,027.3	—	—	2,027.3
Deferred income taxes, net	159.2	—	—	—	(3.9)	155.3
Property and equipment, net	303.3	2.9	3.5	0.6	82.6	392.9
Other assets	1,468.7	40.0	107.6	6.3	(62.0)	1,560.6
Goodwill	134.3	—	—	—	29.2	163.5
	$18,931.8	$2,101.7	$2,235.4	$865.0	$(118.0)	$24,015.9
Liabilities
Accounts payable	$1,073.7	$47.4	$—	$55.9	$—	$1,177.0
Accrued expenses and other liabilities	1,941.3	333.9	88.6	15.0	(168.5)	2,210.3
Notes payable	3,214.0	704.5	1,494.6	—	(0.7)	5,412.4
	$6,229.0	$1,085.8	$1,583.2	$70.9	$(169.2)	$8,799.7
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$8,336.4	$—	$—	$—	$—	$8,336.4
Land/lot sales and other	11.4	308.5	—	—	(232.2)	87.7
Rental property sales	—	—	—	109.7	—	109.7
Financial services	—	—	254.3	—	—	254.3
	8,347.8	308.5	254.3	109.7	(232.2)	8,788.1
Cost of sales
Home sales (3)	5,826.8	—	—	—	(52.5)	5,774.3
Land/lot sales and other	7.3	233.6	—	—	(197.4)	43.5
Rental property sales	—	—	—	50.9	—	50.9
Inventory and land option charges	9.5	1.0	—	0.1	—	10.6
	5,843.6	234.6	—	51.0	(249.9)	5,879.3
Selling, general and administrative expense	553.2	24.1	137.3	22.8	3.2	740.6
Other (income) expense	(3.7)	(2.9)	(11.3)	(6.7)	9.5	(15.1)
Income before income taxes	$1,954.7	$52.7	$128.3	$42.6	$5.0	$2,183.3

	Nine Months Ended June 30, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$22,492.0	$—	$—	$—	$—	$22,492.0
Land/lot sales and other	42.0	1,137.7	—	—	(981.0)	198.7
Rental property sales	—	—	—	489.1	—	489.1
Financial services	—	—	660.8	—	—	660.8
	22,534.0	1,137.7	660.8	489.1	(981.0)	23,840.6
Cost of sales
Home sales (3)	15,996.0	—	—	—	(133.9)	15,862.1
Land/lot sales and other	27.7	895.9	—	—	(822.1)	101.5
Rental property sales	—	—	—	225.8	(5.1)	220.7
Inventory and land option charges	23.2	7.0	—	0.4	—	30.6
	16,046.9	902.9	—	226.2	(961.1)	16,214.9
Selling, general and administrative expense	1,558.1	69.9	400.6	64.2	8.8	2,101.6
Other (income) expense	(11.6)	(4.5)	(28.0)	(16.4)	20.7	(39.8)
Income before income taxes	$4,940.6	$169.4	$288.2	$215.1	$(49.4)	$5,563.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$124.5	$(10.2)	$150.1	$(826.4)	$(0.8)	$(562.8)
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$7,040.1	$—	$—	$—	$—	$7,040.1
Land/lot sales and other	7.1	312.9	—	—	(264.2)	55.8
Rental property sales	—	—	—	23.1	(23.1)	—
Financial services	—	—	188.7	—	—	188.7
	7,047.2	312.9	188.7	23.1	(287.3)	7,284.6
Cost of sales
Home sales (3)	5,219.2	—	—	—	(40.0)	5,179.2
Land/lot sales and other	2.7	256.4	—	—	(231.3)	27.8
Rental property sales	—	—	—	11.7	(11.7)	—
Inventory and land option charges	4.9	0.7	—	—	—	5.6
	5,226.8	257.1	—	11.7	(283.0)	5,212.6
Selling, general and administrative expense	500.7	16.9	127.0	8.8	2.3	655.7
Loss on extinguishment of debt	—	18.1	—	—	—	18.1
Other (income) expense	(4.9)	(0.3)	(8.6)	(7.3)	3.7	(17.4)
Income before income taxes	$1,324.6	$21.1	$70.3	$9.9	$(10.3)	$1,415.6

	Nine Months Ended June 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$18,909.2	$—	$—	$—	$—	$18,909.2
Land/lot sales and other	40.5	907.1	—	—	(793.0)	154.6
Rental property sales	—	—	—	54.9	(54.9)	—
Financial services	—	—	601.1	—	—	601.1
	18,949.7	907.1	601.1	54.9	(847.9)	19,664.9
Cost of sales
Home sales (3)	14,196.3	—	—	—	(103.3)	14,093.0
Land/lot sales and other	29.0	752.2	—	—	(695.8)	85.4
Rental property sales	—	—	—	29.6	(29.6)	—
Inventory and land option charges	16.0	1.6	—	—	—	17.6
	14,241.3	753.8	—	29.6	(828.7)	14,196.0
Selling, general and administrative expense	1,417.8	48.7	360.4	29.6	6.7	1,863.2
Gain on sale of assets	—	—	—	—	(14.0)	(14.0)
Loss on extinguishment of debt	—	18.1	—	—	—	18.1
Other (income) expense	(8.7)	(1.4)	(21.4)	(16.3)	19.6	(28.2)
Income before income taxes	$3,299.3	$87.9	$262.1	$12.0	$(31.5)	$3,629.8
Summary Cash Flow Information
Cash provided by (used in) operating activities	$450.7	$(340.6)	$96.2	$(405.6)	$164.8	$(34.5)
_____________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses, reconciling amounts between segment and consolidated balances and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2022		2021		2022		2021
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	886	$532.8	1,086	$592.7	3,456	$1,958.0	3,558	$1,779.8
Southwest	1,967	1,038.1	2,439	1,114.8	6,863	3,625.1	7,633	3,268.1
South Central	5,176	1,888.3	5,203	1,633.9	18,366	6,346.3	19,073	5,490.2
Southeast	3,979	1,612.7	5,415	1,784.1	17,222	6,538.5	19,987	6,147.3
East	3,274	1,265.8	2,750	889.9	11,019	4,133.8	10,825	3,376.2
North	1,411	603.0	1,059	433.5	5,629	2,344.8	4,353	1,652.3
	16,693	$6,940.7	17,952	$6,448.9	62,555	$24,946.5	65,429	$21,713.9

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2022		2021		2022		2021
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,194	$673.9	1,348	$662.5	3,365	$1,859.3	3,716	$1,758.2
Southwest	2,539	1,288.9	2,465	1,020.5	6,804	3,335.4	6,867	2,758.8
South Central	6,117	2,077.3	5,575	1,542.9	17,164	5,606.0	16,006	4,288.9
Southeast	5,740	2,111.7	6,558	1,960.6	16,568	5,868.2	17,783	5,135.6
East	3,782	1,385.4	3,975	1,227.9	10,379	3,677.0	11,062	3,301.7
North	1,936	799.2	1,667	625.7	5,252	2,146.1	4,594	1,666.0
	21,308	$8,336.4	21,588	$7,040.1	59,532	$22,492.0	60,028	$18,909.2

SALES ORDER BACKLOG

	As of June 30,
	2022		2021
	Homes	Value	Homes	Value
Northwest	1,045	$596.4	1,386	$714.7
Southwest	3,497	1,785.6	4,508	1,850.6
South Central	9,935	3,565.7	10,405	3,138.0
Southeast	7,973	3,204.9	9,126	2,980.3
East	4,857	1,926.2	4,620	1,500.9
North	1,937	838.8	2,164	837.7
	29,244	$11,917.6	32,209	$11,022.2

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

	June 30, 2022			September 30, 2021
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	10,500	37,300	47,800	9,000	31,400	40,400
Southwest	21,600	39,700	61,300	22,800	34,300	57,100
South Central	38,800	69,200	108,000	42,800	79,000	121,800
Southeast	25,700	142,200	167,900	26,700	125,500	152,200
East	22,000	110,800	132,800	17,300	83,100	100,400
North	12,500	67,900	80,400	9,200	49,200	58,400
	131,100	467,100	598,200	127,800	402,500	530,300
	22%	78%	100%	24%	76%	100%
_____________
(1)Lots controlled at June 30, 2022 included approximately 38,400 lots owned or controlled by Forestar, 19,300 of which our homebuilding divisions have under contract to purchase and 19,100 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2021 included approximately 39,200 lots owned or controlled by Forestar, 21,000 of which our homebuilding divisions had under contract to purchase and 18,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	June 30, 2022	September 30, 2021
Northwest	3,300	2,600
Southwest	6,600	5,500
South Central	16,300	14,000
Southeast	16,100	13,600
East	8,300	7,300
North	5,800	4,800
	56,400	47,800
_____________
(1)Homes in inventory exclude 5,820 and 1,900 homes related to our single-family rental operations at June 30, 2022 and September 30, 2021, respectively, and also exclude approximately 1,800 model homes at both dates.